UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2009

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

As previously disclosed, the Organization, Compensation & Governance Committee (the “Committee”) of the Chemtura Corporation (the “Company” or “Chemtura”)  Board of Directors (the “Board”) adopted on July 27, 2009 the Emergence Incentive Plan (the “Plan”), subject to the approval of the United States Bankruptcy Court for the Southern District of New York (the “Court”), which approval was received pursuant to an order of the Court dated July 28, 2009 (the “Order”).  The purpose of the Plan is to motivate and retain key executives and employees, aligning their interests with those of the Company’s stakeholders, and to maximize the value of the Company’s Chapter 11 estate and motivate and reward exceptional performance beyond the Chapter 11 exit.  The Plan provides the opportunity for eligible participants to earn an award that will be granted after the Company emerges from Chapter 11, based upon specific Consolidated EBITDA levels achieved during the twelve month period immediately preceding the Company’s emergence from Chapter 11.  In accordance with the Order, awards under the Plan may be in the form of time-based restricted stock units and/or stock options or cash to be determined by the Company’s Board of Directors at the time such awards are made, at the time of the Company’s emergence from Chapter 11.

On September 11, 2009, the following values, determined at the time of grant, were established by the Committee, the Board and/or the Company as appropriate, for any award made under the Plan to the following executive officers:

Craig A. Rogerson	$2,500,000
Stephen C. Forsyth	625,000
David G. Dickey	590,000
Gregory E. McDaniel	200,000

Messrs. Rogerson, Forsyth and Dickey will be eligible to receive an award under the Plan only if the Company achieves $200 million in Consolidated EBITDA (as will be defined in the Plan) for the twelve month period immediately preceding the Company’s emergence from Chapter 11.  Mr. McDaniel will be eligible to receive an award under the Plan only if the Company achieves $221 million in Consolidated EBITDA (as will be defined in the Plan) for the twelve month period immediately preceding the Company’s emergence from Chapter 11.  In addition, any award made under the Plan to the above-named executive officers shall be in accordance with the Order and shall at all times be subject to the terms and conditions set forth in the Plan and any award agreement entered into at the time the award is made.

Item 7.01. Regulation FD Disclosure

As previously reported, on March 18, 2009 Chemtura and 26 U.S. affiliates filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").  The cases were consolidated for the purpose of joint administration and were assigned case number 09-11233 (REG).  Chemtura’s non-U.S. subsidiaries and certain U.S. subsidiaries were not included in the Chapter 11 filing.

On September 15, 2009, Chemtura filed with the Bankruptcy Court, as required by the Bankruptcy Code, its Monthly Operating Report for the period August 1, 2009 through August 31, 2009.  The August 2009 Monthly Operating Report (“Monthly Operating Report”) is furnished hereunder as Exhibit 99.1.

Cautionary Statements Regarding Financial and Operating Data

Chemtura cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report as it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of Chemtura or its subsidiaries, or any other affiliate of Chemtura.  The Monthly Operating Report was not audited or reviewed by independent accountants, is as prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation.  There can be no assurance that, from the perspective of an investor or potential investor in Chemtura’s securities, the Monthly Operating Report is complete.  The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in Chemtura’s reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such information might not be indicative of Chemtura’s financial condition or operating results for the period that would be reflected in Chemtura’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

 Item 9.01. Financial Statements and Exhibits

*           *           *

(d)	Exhibits

Exhibit Number	Exhibit Description

99.1	Monthly Operating Report for August 2009.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:	September 15, 2009

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Monthly Operating Report for August 2009.